UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2016

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2016, Douglas J. Treff was appointed to serve as a Class II director on the Board of Directors (the “Board”) of Crocs, Inc. (the “Company”).  Mr. Treff will serve on the Board’s Audit Committee and Information Technology Committee.

The Board considered the independence of Mr. Treff under the NASDAQ listing standards and concluded that Mr. Treff is an independent director under the applicable NASDAQ listing standards.

As compensation for his service on the Board, Mr. Treff will receive the Company’s standard compensation for non-employee directors.  There are no understandings or arrangements between Mr. Treff and any other person pursuant to which she was selected as a director.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On June 6, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) in Boulder, Colorado.  The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

(a)                     The nominees for election as Class II directors to serve until the 2019 annual meeting of stockholders and thereafter until their successors are duly elected and qualified, were elected based on the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ian M. Bickley	71,572,904	1,388,421	7,009,705
Doreen A. Wright	62,490,854	10,470,471	7,009,705

(b)                     The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
79,456,424	458,762	55,844

(c)                      The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
71,616,521	1,319,711	25,093	7,009,705

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: June 8, 2016	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President, Chief Legal and Administrative Officer